UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2022

Elastic N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 West El Camino Real, Suite 350

Mountain View, California 94040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer to Chief Technology Officer

On January 9, 2022, Shay Banon provided Elastic N.V. (the “Company” or “Elastic”) with notice of his intent to transition from his position as Chairman and Chief Executive Officer (“CEO”) of the Company, to Chief Technology Officer (“CTO”) of the Company, effective as of January 11, 2022. Mr. Banon will continue to serve on the Company’s Board of Directors (the “Board”) and Chetan Puttagunta, currently Lead Independent Director, has been appointed Chairman of the Board.

In connection with his transition to CTO, Elasticsearch, Inc. and Mr. Banon entered into an amended and restated employment agreement on January 11, 2022 (the “Banon Employment Agreement”) on substantially the same terms and conditions as the amended and restated employment agreement between Elasticsearch, Inc. and Mr. Banon dated February 24, 2021 (the “Prior Banon Employment Agreement”), except that the Banon Employment Agreement provides that Mr. Banon will resign as Chairman of the Board and will serve as CTO. Prior to the formal appointment of Ashutosh Kulkarni as CEO as described below, Mr. Banon will no longer exercise the responsibilities of CEO.

For a full description of the Prior Banon Employment Agreement, please see Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2021, filed with the Securities and Exchange Commission on March 3, 2021.

Mr. Banon’s transition from CEO to CTO is not the result of any material disagreement with the Company relating to the Company’s operations, policies or practices. There are no family relationships between Mr. Banon and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Banon that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Banon and any other persons pursuant to which he was appointed CTO.

Appointment of Chief Executive Officer

On January 12, 2022, the Company announced the promotion of Ashutosh Kulkarni, the Company’s current Chief Product Officer, to CEO, effective as of January 11, 2022. In addition, the Company announced the nomination of Mr. Kulkarni to the Board.

Pursuant to Dutch law, Mr. Kulkarni’s appointment to the Board is subject to a shareholder vote, expected to be held at an extraordinary general shareholder meeting in March 2022 (the “EGM”). Upon his election to the Board, Mr. Kulkarni will be automatically appointed as CEO, without further action by the Board. Until such time, Mr. Kulkarni will serve as acting CEO with the full powers of the CEO conferred upon him by the Board.

In connection with his transition to CEO, Elasticsearch, Inc. and Mr. Kulkarni entered into an amended employment letter effective January 11, 2022 (the “Kulkarni Employment Letter”). The Kulkarni Employment Letter does not have a specific term and provides that Mr. Kulkarni will continue to serve as an at-will employee. Mr. Kulkarni’s annual base salary will be $600,000, and he will be eligible for an annual target cash incentive payment for 2022 equal to the sum of (i) 60% of Mr. Kulkarni’s base salary for the period between the commencement of fiscal year 2022 and January 11, 2022, and (ii) 100% of Mr. Kulkarni’s base salary for the period between January 11, 2022 and the end of fiscal year 2022. In addition, Mr. Kulkarni will be granted equity awards covering ordinary shares of Elastic with an aggregate approximate value of $12,000,000. Subject to approval of Mr. Kulkarni’s appointment as CEO at the EGM, one third of the value of the equity awards will be in the form of a restricted stock unit award, and two thirds of the value of the equity awards will be in the form of a stock option award to purchase shares of Elastic. The restricted stock unit award and stock option award will each vest over a 4-year period ratably on designated vesting dates following the applicable vesting commencement date in accordance with Elastic’s equity grant practices, subject to Mr. Kulkarni’s continuous service with the Company or its affiliates through each vesting date. The restricted stock unit award and stock option award will be subject to such other terms as set forth in the Elastic N.V. Amended and Restated 2012 Stock Option Plan (the “Plan”), the applicable award agreement under the Plan, and the Company’s equity grant practices in effect from time to time.

Mr. Kulkarni previously entered into the Company’s standard change in control and severance agreement with the Company, which will remain in effect. The change in control and severance agreement provides certain severance payments and benefits if Mr. Kulkarni’s employment is terminated other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), subject to Mr. Kulkarni satisfying certain other terms as set forth in the agreement. Mr. Kulkarni also previously entered into the Company’s standard indemnification agreement with the Company, which will remain in effect. The indemnification agreement provides indemnification for certain liabilities that may arise by reason of his status or service. For a full description of the Company’s standard change in control and severance agreements and indemnification agreements, please see Exhibit 10.3 and Exhibit 10.1, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the Securities and Exchange Commission on June 26, 2020.

There are no family relationships between Mr. Kulkarni and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Kulkarni that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Kulkarni and any other persons pursuant to which he was appointed CEO and nominated to serve on the Board.

Departure of President, Worldwide Field Operations

On January 12, 2022, the Company also announced that Paul Appleby stepped down from his position as President, Worldwide Field Operations of the Company, effective as of January 12, 2022, and will be leaving the Company on a date to be mutually agreed (“Separation Date”). The change in Mr. Appleby’s position and his anticipated departure from the Company are not the result of any material disagreement with the Company relating to the Company’s operations, policies or practices. As a result of the change in Mr. Appleby’s position, he will no longer be classified as an “executive officer” of the Company, as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as an “officer” of the Company for purposes of Section 16 of the Exchange Act, effective as of January 12, 2022.

In connection with his anticipated departure from the Company, Elasticsearch, Inc. and Mr. Appleby intend to enter into a separation and transition agreement (the “Separation Agreement”), pursuant to which Mr. Appleby is expected to remain employed with Elasticsearch, Inc. until the Separation Date to assist with certain transition activities. The Company intends to file an amendment to this Form 8-K following determination of any material compensation changes in connection with entry into the Separation Agreement.

Item 7.01. Regulation FD Disclosure.

On January 12, 2022, the Company issued a press release announcing the Company leadership changes described herein. In addition, the Company announced that it expects to exceed its guidance for revenue, non-GAAP operating margin and non-GAAP net loss per share provided for the third quarter of fiscal year 2022. The Company expects to announce its results for the third quarter in March 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained herein and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

Certain statements included in this report and exhibit are forward-looking statements that are subject to risks and uncertainties, which include but are not limited to, statements regarding the nomination and appointment of Mr. Kulkarni, our expectations regarding the success of our leadership transitions, the expected performance or benefits of our offerings, our expectations regarding the growth and adoption of our Elastic Cloud offering, our expectations regarding our market opportunity and anticipated demand for our products and solutions, our ability to successfully execute on our sales strategy, statements regarding our future financial results and guidance for revenue, non-GAAP operating margin and non-GAAP net loss per share for the third quarter of fiscal year 2022, assessments of the strength of our solutions and products and our future growth. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to the future conduct and growth of Elastic’s business and the markets in which Elastic operates, and our ability to successfully manage recent leadership transitions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated January 12, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2022

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer